UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Dorman Products, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania		18915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On May 24, 2016, Dorman Products, Inc. (the “Company”) announced that Kevin M. Olsen has been appointed to serve as the Company’s Senior Vice President, Chief Financial Officer, effective as of June 13, 2016 (the “Effective Date”). Mr. Olsen will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Michael P. Ginnetti, who was appointed Interim Chief Financial Officer, Interim Principal Financial and Interim Principal Accounting Officer as of February 27, 2016, will continue to serve as Vice President and Corporate Controller.

Mr. Olsen, age 45, was Chief Financial Officer of Colfax Fluid Handling, a division of Colfax Corporation, a diversified global manufacturing and engineering company that provides gas and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world, from January 2013. Prior to joining Colfax, from 2012 to 2013, he served as Chief Financial Officer of the Forged Products Aero Turbine Division of Precision Castparts Corp, a world leader in structural investment castings, forged components, and airfoil castings for aircraft engines and industrial gas turbines. Previously, Mr. Olsen was Chief Operating Officer from 2010 to 2012 and Chief Financial Officer from 2009 to 2010 at Crane Energy Flow Solutions, a division of Crane Co., a diversified manufacturer of highly engineered industrial products. Mr. Olsen has also served in progressively responsible management roles at Netshape Technologies, Inc. and Danaher Corporation. Prior thereto, Mr. Olsen performed public accounting work at PriceWaterhouseCoopers, LLP. Mr. Olsen is a CPA and holds an Accounting Degree from Bryant University.

Compensation of the New Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

In connection with Mr. Olsen’s appointment as Chief Financial Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Olsen. The Offer Letter provides that Mr. Olsen’s employment will be on an at-will basis and provides Mr. Olsen an initial base salary of $395,000. In addition, the Offer Letter provides that Mr. Olsen will:

•	receive a sign-on bonus of $50,000, which bonus would be subject to deductions and clawback should Mr. Olsen voluntarily terminate his employment on or before the first anniversary of the Effective Date;

•	participate in the Company’s annual and long-term performance based incentive programs;

•	receive the following initial equity grants under the Company’s 2008 Stock Option and Stock Incentive Plan on the Effective Date:

•	14,400 stock options which will vest 25% per year beginning the first anniversary of the grant date; and expiring in 5 years after the first anniversary of the grant date;

•	9,750 shares of restricted stock which will vest 1/3 per year over 3 years; and

•	receive a lump sum amount of $125,000 to cover relocation and transition costs;

•	participate in the Company’s employee benefit plans and be eligible for 10 days of paid vacation in 2016 and 20 days paid vacation each year thereafter.

In addition, Mr. Olsen will be subject to the restrictions in the Company’s standard non-competition and confidentiality agreement applicable to all of the Company’s contributors.

The above summary of Mr. Olsen’s Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 24, 2016, the Company issued a press release announcing the appointment of Mr. Kevin Olsen as Senior Vice President and Chief Financial Officer. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated May 2, 2016, by and between the Company and Kevin Olsen

99.1	Press Release dated May 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: May 24, 2016	By:	/s/ Michael P. Ginnetti
Name: Michael P. Ginnetti
Title: Interim Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Offer Letter, dated May 2, 2016, by and between the Company and Kevin Olsen

99.1	Press release dated May 24, 2016.